Exhibit 4.h


                    COMPOSITE COPY
                        OF THE
             CERTIFICATE OF INCORPORATION
                          OF
          FREEPORT-McMoRan COPPER & GOLD INC.


     FIRST:   The name of the corporation is FREEPORT-
McMoRan COPPER & GOLD INC.

     SECOND: The address of the registered office of the corporation in the State of Delaware is 1209
Orange Street, in the City of Wilmington, County of
New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The nature of the business or purposes
to be conducted or promoted are:

     1. To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc and ores and concentrates thereof.

     2.  To purchase, locate, denounce, lease or
otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.

     3.  To make, manufacture, treat, process,
produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.

     4. To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General
Corporation Law of Delaware.

     FOURTH:

     I. The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 312,000,000 shares, with a par value of $0.10 per share. Of such shares, 110,000,000 shares shall consist of Special Stock, 200,000,000 shares shall consist of Class B Common Stock and 2,000,000 shares shall consist of Preferred Stock.

     II. Special Stock.
         -------------

         A.   Class A Common Stock
              --------------------

              Within the limits of the authorized
              Special Stock, the Corporation shall
              have authority to designate shares of
              Special Stock as shares of Class A
              Common Stock, the terms of which are as
              follows:

              (1) Dividends.   (a)  Until and
              including May 1, 1993 (the "Preferential
              Period"), the holders of shares of Class
              A Common Stock will be entitled to
              receive cumulative cash dividends (the
              "Cumulative Dividend") when, as and if
              declared by the Board of Directors of
              the corporation, payable quarterly on
              the first day of each February, May,
              August and November, at an annual rate
              equal to $0.205 per share for periods
              commencing August 1, 1992; provided, if
              the corporation shall subdivide or split by dividend or otherwise the issued shares of Class A Common Stock into a larger number of shares or combine the issued shares of Class A Common Stock into a smaller number of shares, such annual rate shall be adjusted by multiplying such annual rate by a fraction, the numerator of which shall be the number of shares of Class A
              Common Stock that are issued and
              outstanding prior to such subdivision,
              split or combination and the denominator of which shall be the total number of shares of Class A Common Stock that are issued and outstanding following such subdivision, split or combination;
              provided further, that the Board of
              Directors may, at any time during the
              Preferential Period, at its sole
              discretion, increase the amount of the
              Cumulative Dividend to which holders of
              Class A Common Stock will be entitled.
              During the Preferential Period,
              Cumulative Dividends on the Class A
              Common Stock will accrue and be
              cumulative from the date of its original issue and will be payable to the holder of record on such respective record dates as may be fixed by the Board of Directors in advance of the payment of each Cumulative Dividend.

              (b) Unless full Cumulative Dividends on
              all outstanding shares of Class A Common
              Stock for all past quarterly dividend
              periods in the Preferential Period and
              for the current quarterly dividend
              period (if during the Preferential
              Period) have been paid, or declared and
              set apart for payment, (i) the
              corporation may not declare, pay or set
              apart any amounts for dividends on, or
              make any other distribution in cash or
              other property in respect of, the Class
              B Common Stock or any other stock of the corporation ranking junior to the Class
              A Common Stock as to dividends or
              distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Class B Common
              Stock and such other stock being
              referred to hereinafter as "Junior
              Stock") other than a dividend payable
              solely in Junior Stock, (ii) neither the corporation, or any subsidiary of the corporation may purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one Junior
              Stock for or into another Junior Stock,
              or other than through the use of
              proceeds of a substantially
              contemporaneous sale of other Junior
              Stock, and (iii) neither the corporation nor any subsidiary of the corporation may make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. If the funds available for the payment of dividends are insufficient to pay in full the Cumulative Dividends payable on all outstanding shares of Class A Common
              Stock and any other series or class of
              capital stock ranking on a parity as to
              dividends with the Class A Common
              Stock, the total available funds to be
              paid in partial dividends on the Class A
              Common Stock and such other series or
              class shall be divided among the Class A
              Common Stock and such other series or
              class in proportion to the aggregate
              amount of dividends accrued and unpaid
              with respect to the Class A Common Stock and such other series or class.
              Accruals of Cumulative Dividends will
              not bear interest.

              (c) After full Cumulative Dividends on
              all outstanding shares of Class A Common
              Stock for all past quarterly dividend
              periods in the Preferential Period and
              the current quarterly dividend period
              (if during the Preferential Period) and
              full preferential dividends on all
              outstanding shares of any other series
              of Special Stock ranking senior in
              priority as to payment of such
              preferential dividends to the Class B
              Common Stock have been paid, or declared and set apart for payment, the corporation may declare dividends on the Class B Common Stock for such quarter in an amount per share up to the per share
              Cumulative Dividend for such current
              quarter on the Class A Common Stock.
              No additional dividends may be
              declared or paid in such quarter on the
              Class B Common Stock unless an equal
              additional amount per share shall be
              declared or paid on the Class A Common
              Stock and any other series or Special
              Stock entitled to participate therein.


              (d) After May 1, 1993, and after full
              Cumulative Dividends on all outstanding
              shares of Class A Common Stock for all
              past quarterly dividend periods in the
              Preferential Period have been paid, or
              declared and set apart for payment, the
              Class A Common Stock and the Class B Common
              Stock shall be treated for all purposes
              as though they were of the same class.
              Prior to such time, the corporation may
              not split or reclassify the Class B
              Common Stock or pay a dividend in Class
              B Common Stock on the Class B Common
              Stock, unless it similarly splits or
              reclassifies the Class A Common Stock or pays a similar dividend in Class A
              Common Stock on the Class A Common
              Stock.

              (2) Liquidation Rights.  Until May 1,
              1993, in the event of any voluntary or
              involuntary liquidation, dissolution or
              winding up of the corporation or P.T.
              Freeport Indonesia Company ("PT-FI"),
              after payment or provision for payment
              of the debts and other liabilities of
              the Corporation or PT-FI, the holders of Class A Common Stock will be entitled to receive in cash out of the remaining net assets of the corporation an amount per share initially equal to $2.1875 reduced by 1.25 per cent on each quarterly dividend payment date commencing August
              1, 1988, plus accrued and unpaid
              dividends, before any distribution is
              made or set apart for the holders of
              Junior Stock; provided, if the
              corporation shall subdivide or split by
              dividend or otherwise the issued shares
              of Class A Common Stock into a larger
              number of shares or combine the issued
              shares of Class A Common Stock into a
              smaller number of shares, such amount
              per share as in effect at the time of
              such subdivision, split or combination
              shall be adjusted by multiplying such
              amount per share by a fraction, the
              numerator of which shall be the number
              of shares of Class A Common Stock that
              are issued and outstanding prior to such subdivision, split or combination and the denominator of which shall be the total number of shares of Class A Common
              Stock that are issued and outstanding
              following such subdivision, split or
              combination.  If the amounts payable
              with respect to the Class A Common Stock are not paid in full, the holders of the Class A Common Stock and any stock of the corporation on a parity with Class A
              Common Stock as to distribution of
              assets in the event of any voluntary or
              involuntary liquidation, dissolution or
              winding up of the corporation will have
              the right to share ratably in any
              distribution of the remaining assets of
              the corporation in proportion to the
              full respective preferential amounts to
              which they are entitled.  After payment
              of the full amount of the liquidating
              distribution to which the holders of the Class A Common Stock are entitled, the holders of shares of Class B Common
              Stock will be entitled to participate in any distribution of the remaining assets by the corporation up to an amount per share equal to the per share liquidating distribution (excluding any amounts received with respect to accrued and unpaid preferential dividends) received by the holders of the Class A Common
              Stock, subject to the rights of the
              holders of any other class or series of
              the corporation's capital stock.
              Thereafter, the holders of the Class A
              Common Stock and the holders of the
              Class B Common Stock shall be entitled
              to participate in any distribution of
              the remaining assets on an equal per
              share basis, subject to the rights of
              the holders of any other class or series of the corporation's capital stock. A consolidation or merger of the corporation or PT-FI with one or more corporations other than Freeport-McMoRan
              Inc. or any of its subsidiaries of
              affiliates (the "FTX Group") or the sale of all or substantially all of the assets of the corporation or PT-FI outside the FTX Group will be deemed to be a liquidation, dissolution or winding up of the corporation or PT-FI. In the event of any nationalization or expropriation of PT-FI's rights under its current Contract of Work with the Government of Indonesia or all or substantially all of the operating assets of PT-FI prior to May 1, 1993, the corporation will effect a liquidation or dissolution in a manner designed to maximize the remaining assets of the corporation available for distribution. The Class A Common Stock will have a similar preferential right in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the corporation or PT-FI after May 1, 1993 to the extent, but only to the extent, of any accrued and unpaid cumulative dividends applicable to the Preferential Period.

              (3) At all times during the Preferential
              Period, there shall remain outstanding
              shares of Class B Common Stock in an
              amount equal to not less than sixty
              percent of the total of all shares of
              Class A Common Stock, other Special
              Stock and Class B Common Stock then
              issued and outstanding.

              (4) No Preferred Stock may be issued
              during the Preferential Period.

         B.   Additional Shares of Special Stock
              ----------------------------------

              The Board of Directors is expressly
              authorized to adopt, from time to time,
              a resolution or resolutions providing
              for the issuance of the remaining
              70,000,000 shares of Special Stock in
              one or more series, to fix the number of shares in each such series (subject to the aggregate limitations thereon in this Article), and to fix the designations, powers, preferences and rights and the qualifications, limitations and restrictions of each such series. Within the limits of the authorized Special Stock, the corporation will be authorized to issue additional shares of Class A Common
              Stock and shares of additional Special
              Stock (including stock having
              preferential rights which are similar to those of Class A Common Stock but which extend beyond the Preferential Period, providing that during the Preferential
              Period such rights do not permit the
              payment of preferential dividends per
              share in excess of the preferential
              rights of the Class A Common Stock),
              including the issuance in exchange for
              shares of Class B Common Stock of such
              shares for sale to the public.  The
              authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following (which may vary as between the different series of Special Stock):

              (a) The number of shares constituting
              the shares of the series and the
              distinctive designation of the series;

              (b) The dividend rate of the shares of
              the series and the extent, if any, to
              which dividends thereon shall be
              cumulative;

              (c) Whether shares of the series shall
              be redeemable and, if redeemable, the
              redemption price payable on redemption
              thereof, which price may, but need not,
              vary according to the time or
              circumstances of such redemption;

              (d) The amount or amounts payable upon
              the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation ranking junior to the Special Stock;

              (e) Whether the shares of the series
              shall be entitled to the benefit of a
              sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

              (f) Whether the shares of the series
              shall be convertible into, or
              exchangeable for, shares of any other
              class or classes or of any other series
              of the same or any other class or
              classes of stock of the corporation,
              and, if so convertible or exchangeable,
              the conversion price or prices, or the
              rates of exchange, and the adjustment
              thereof, if any, at which such
              conversion or exchange may be made, and
              any other terms and conditions of such
              conversion or exchange;

              (g) The extent, if any, to which the
              holders of shares of the series shall be entitled to vote on any questions or in any proceedings or to be represented at and to receive notice of any meeting of stockholders of the corporation;

              (h) Whether, and the extent to which,
              any of the voting powers, designations,
              preferences, rights, qualifications,
              limitations or restrictions of any such
              series may be made dependent upon facts
              ascertainable outside of this
              Certificate of Incorporation or of any
              amendment hereto or outside the
              resolution or resolutions providing for
              the issuance of such series adopted by
              the Board of Directors, provided that
              the manner in which such facts shall
              operate upon the voting powers,
              designations, preferences, rights,
              qualifications, limitations or
              restrictions of such series is clearly
              and expressly set forth in the
              resolution or resolutions providing for
              the issuance of such series adopted by
              the Board of Directors; and

              (i) Any other preferences,privileges or
              powers and any relative, participating,
              optional or other special rights and
              qualifications, limitations or
              restrictions of such series, as the
              Board of Directors may deem advisable,
              which shall not affect adversely any
              other class or series of Special Stock
              at the time outstanding and which shall
              not be inconsistent with the provisions
              of this Certificate of Incorporation.

     III.         (a)  Except as described in
                  Paragraph II above, the holders of
                  outstanding shares of Special Stock,
                  including Class A Common Stock, and
                  Class B Common Stock are entitled to
                  receive dividends out of assets
                  legally available therefor at such
                  times and such equal per share
                  amounts as the Board of Directors
                  may from time to time determine and
                  upon liquidations, dissolution or
                  winding up of the corporation, the
                  holders of Special Stock, including
                  Class A Common Stock, and Class B
                  Common Stock are entitled to receive
                  on an equal per share basis the
                  assets of the corporation which are
                  legally available for distribution,
                  after payment of all debts and other
                  liabilities of the corporation,
                  except as otherwise provided by the
                  Board of Directors, pursuant to
                  clause (B)(d) of Paragraph II above,
                  with respect to any series of
                  Special Stock other than the Class A
                  Common Stock.  The shares of Special
                  Stock, including Class A Common
                  Stock, and Class B common Stock are
                  neither redeemable nor convertible,
                  and the holders thereof have no
                  preemptive or subscription rights to
                  purchase any securities of the
                  corporation, except as otherwise
                  provided by the Board of Directors,
                  pursuant to clauses (B)(c) and
                  (B)(f) of Paragraph II above, with
                  respect to any series of Special
                  Stock other than the Class A Common
                  Stock.

              (b) Each outstanding share of Special
              Stock, including Class A Common Stock,
              and Class B Common Stock is entitled to
              one vote on all matters submitted to a
              vote of stockholders, except as
              otherwise provided by the Board of
              Directors, pursuant to clause (B)(g) of
              Paragraph II above, with respect to any
              series of Special Stock other than the
              Class A Common Stock.  There is no
              cumulative voting.  The Special Stock
              entitled to vote, including Class A
              Common Stock, and the Class B Common
              Stock shall vote as a single class,
              except that, during the Preferential
              Period, the holders of the Class A
              Common Stock shall be entitled to vote
              as a separate class upon any proposed
              amendment to this Certificate of
              Incorporation or any merger transaction
              or recapitalization if as a result the
              aggregate number of authorized shares of Special Stock, including Class A Common
              Stock, would increase beyond
              110,000,000 shares or the par value of
              the Class A Common Stock would increase
              or decrease or the powers, preferences
              or special rights of the Class A Common
              Stock would be altered or changed so as
              to affect the holders thereof adversely.

     IV. Preferred Stock.
         ----------------

         The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between different series in the following respects:

              (a) The distinctive serial designation
                  of such series;

              (b) The annual dividend rate for such
                  series; and the date or dates from
                  which dividends shall commence to
                  accrue;

              (c) The redemption price or prices, if
                  any, for shares of such series and
                  the terms and conditions on which
                  such shares may be redeemed;

              (d) The sinking fund provisions, if any,
                  for the redemption or purchase of
                  shares of such series;

              (e) The preferential amount or amounts
                  payable upon shares or such series
                  in the event of the voluntary or
                  involuntary liquidation of the
                  corporation;

              (f) The voting rights of shares of such
                  series;

              (g) The terms and conditions, if any,
                  upon which shares of such series may
                  be converted and the class or
                  classes or series of shares of the
                  corporation into which such shares
                  may be converted; and

              (h) Such other terms, limitations and
                  relative rights and preferences, if
                  any, of shares of such series as the
                  Board of Directors may, at the time
                  of such resolutions, lawfully fix
                  and determine under the laws of the
                  State of Delaware.

         All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

     FIFTH:   The name and mailing address of the
incorporator is:

              NAME                  MAILING ADDRESS
            ----                  ---------------

         R. Blain Andrus        6110 Plumas Street
                                Reno, Nevada 89509

     SIXTH:   The names and mailing addresses of the
persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

              NAME                  MAILING ADDRESS
            ----                  ---------------

         Milton H. Ward             1615 Poydras Street
                                    New Orleans, LA  70112

         Joseph W. Murray           Mountain City Star Route
                                    Elko, NV  89801

         Richard Block              Mountain City Star Route
                                    Elko, NV  89801

     SEVENTH: In furtherance, and not in limitation, of the powers conferred by statute, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

     EIGHTH: Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     NINTH:   (a)  A director of this Corporation
shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

     Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article NINTH.

     (c) The provisions of this Article NINTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any capacity at any time which this Article NINTH is in effect. No repeal or modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     TENTH:   The corporation reserves the right to
amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.